Exhibit 10.3.3

Execution Copy

U.S. PLEDGE AND SECURITY AGREEMENT

(ABL)

dated as of

November 14, 2012

among

BIOMET, INC.,

as the Parent Borrower

LVB ACQUISITION, INC.,

as Holdings

CERTAIN SUBSIDIARIES OF BIOMET, INC.

IDENTIFIED HEREIN, as Subsidiary Borrowers

and

BANK OF AMERICA, N.A.,

as Administrative Agent

	ARTICLE I
	DEFINITIONS

Section 1.01.	Credit Agreement	1

Section 1.02.	Other Defined Terms	1

	ARTICLE II
	SECURITY INTERESTS IN PERSONAL PROPERTY

Section 2.01.	Security Interest	3

Section 2.02.	Representations and Warranties	4

Section 2.03.	Covenants	5

	ARTICLE III
	REMEDIES

Section 3.01.	Remedies upon Default	7

Section 3.02.	Certain Matters Relating to Accounts	8

Section 3.03.	Application of Proceeds	9

	ARTICLE IV
	INDEMNITY, SUBROGATION AND SUBORDINATION

Section 4.01.	Indemnity	10

Section 4.02.	Contribution and Subrogation	10

Section 4.03.	Subordination	10

	ARTICLE V
	MISCELLANEOUS

Section 5.01.	Notices	10

Section 5.02.	Waivers; Amendment	11

Section 5.03.	Administrative Agent’s Fees and Expenses	11

Section 5.04.	Successors and Assigns	12

Section 5.05.	Survival of Agreement	12

Section 5.06.	Counterparts; Effectiveness; Successors and Assigns; Several Agreement	12

Section 5.07.	Severability	12

Section 5.08.	Right of Set-Off	12

Section 5.09.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	13

Section 5.10.	Headings	13

Section 5.11.	Security Interest Absolute	13

Section 5.12.	Intercreditor Agreement Governs	13

i

ANNEX A	List of Subsidiary Borrowers

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Perfection Certificate
EXHIBIT III	Form of Collateral Access Agreement

ii

PLEDGE AND SECURITY AGREEMENT dated as of November 14, 2012 among LVB ACQUISITION, INC., a Delaware corporation (“Holdings”), BIOMET, INC., an Indiana corporation (the “Parent Borrower”), certain Domestic Subsidiaries of the Parent Borrower from time to time party hereto (the “Subsidiary Borrowers” and, together with the Parent Borrower, each a “Borrower” and collectively, the “Borrowers”) and BANK OF AMERICA, N.A., as Administrative Agent for the Secured Parties (as defined below).

Reference is made to the Credit Agreement dated as of November 14, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Holdings, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each of Holdings and each Subsidiary Borrower party hereto is an affiliate of the Parent Borrower and will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent hereunder.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” means this Pledge and Security Agreement.

“Claiming Party” has the meaning assigned to such term in Section 4.02.

“Collateral” has the meaning assigned to such term in Section 2.01(a).

“Collateral Access Agreement” shall mean a Collateral Access Agreement, substantially in the form of Exhibit III, or such other form as may be reasonably acceptable to the Administrative Agent.

“Contributing Party” has the meaning assigned to such term in Section 4.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Assets” means:

(a) any assets or properties that are acquired pursuant to a Permitted Acquisition (or that are owned by a Subsidiary acquired pursuant to a Permitted Acquisition), so long as such assets or properties are subject to a Lien permitted by Section 7.01(p) of the Credit Agreement and solely to the extent that the terms of the agreements relating to such Lien prohibit the Security Interest from attaching to such assets or properties, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

(b) any rights of a Grantor arising under any contract, lease, instrument, license or other document if but only to the extent that and so long as the grant of a security interest therein would (x) constitute a violation or abandonment of, or render unenforceable, a valid and enforceable restriction in respect of such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty), or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (b) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity and provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (b) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document, or to the extent severable, to any portion thereof that does not result in any of the conditions in (x) or (y) above;

(c) any assets to the extent and for so long as the pledge of which is prohibited by law not overridden by the Uniform Commercial Code or other applicable law; and

(d) any asset with respect to which the Administrative Agent and the Parent Borrower have reasonably determined in writing that the costs of providing a security interest in such asset or perfection thereof is excessive in view of the benefits to be obtained by the Lenders.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means each of Holdings and each Borrower.

“Loan Documents” means (a) each Loan Document as defined under the Credit Agreement, (b) each Secured Hedge Agreement entered into with a Hedge Bank, and (c) each agreement governing Cash Management Services entered into with a Cash Management Bank.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and as amended, updated, modified or supplemented from time to time, and duly executed as of the Closing Date, and as of any subsequent delivery date as required pursuant to the Loan Documents, by a Responsible Officer of the Parent Borrower.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank, each Affiliate of a Lender that provides Bank Products that constitute Obligations and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 2.01(a).

“Term Loan Priority Collateral” means any and all of the following, whether now existing or hereafter created or acquired, in which any Loan Party has any right, title or interest: (i) Equity Interests in other Persons held by any Loan Party; (ii) debt other than debt included in Collateral owed to any Loan Party; (iii) equipment; (iv) any interest (fee, leasehold or otherwise) of any Loan Party in any real property and fixtures; (v) investment property other than any securities accounts, amounts and investments therein that constitute Proceeds of Collateral described in Section 2.01(i), (ii), (iii), (iv) or (v); (vi) commercial tort claims; (vii) intellectual property that is not directly attached to Accounts or Inventory; (viii) proceeds of insurance (solely to the extent constituting proceeds of other Term Loan Priority Collateral); (ix) other general intangibles (including contract rights) to the extent relating to any of the foregoing; (x) all letter of credit rights, instruments, documents or chattel paper (including electronic chattel paper) to the extent evidencing any of the foregoing; (xi) all supporting obligations relating to any of the foregoing; and (xii) all books, records, ledger cards and disks at any time evidencing or containing information relating to any of the foregoing and any right to use data processing software to the extent relating to any of the foregoing.

ARTICLE II

Security Interests in Personal Property

SECTION 2.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranty Agreements, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing; provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and Collateral shall not include, any Excluded Asset or Term Loan Priority Collateral.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral of such Grantor as described herein or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d) With respect to any Deposit Accounts that are Blocked Accounts pursuant to Section 6.15(b) of the Credit Agreement, each Grantor that is an account party for a Blocked Account shall execute and deliver Blocked Account Agreements in accordance with Section 6.15 of the Credit Agreement. The Agent hereby agrees that it shall not deliver any notifications to any account bank under any Blocked Account Agreement until such time as a Cash Dominion Event has occurred and is continuing.

SECTION 2.02. Representations and Warranties. Holdings and each of the Borrowers jointly and severally represent and warrant, as to themselves and the other Grantors, to the Administrative Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The information set forth in the Perfection Certificate, including the legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Parent Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations, are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations; and (ii) subject to the filings described in Section 2.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than (1) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (2) Liens expressly permitted to attach to the Collateral pursuant to Section 7.01 of the Credit Agreement.

(d) The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States laws covering any Collateral or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted to attach to the Collateral pursuant to Section 7.01 of the Credit Agreement.

SECTION 2.03. Covenants.

(a) The Borrowers agree promptly (and in any event within 45 days of such change) to notify the Administrative Agent in writing of any change in (i) legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrowers shall deliver to the Administrative Agent an updated Perfection Certificate executed by the chief financial officer or the chief legal officer of the Parent Borrower, setting forth any information required therein that has changed or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 2.03(b) and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens in the United States under this Agreement.

(c) Each of the Borrowers agree, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted to attach to the Collateral pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Loan Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $10,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) If any Grantor shall at any time hold or acquire any Instruments or Chattel Paper constituting Collateral, excluding checks, and evidencing an amount in excess of $10,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(g) With respect to the Inventory, (i) each of the Borrowers shall at all times maintain inventory records reasonably satisfactory to Administrative Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s cost thereof and daily withdrawals therefrom and additions thereto to the extent consistent with past practice; (ii) each of the Borrowers shall conduct a physical count of the Inventory at least once each year and any time or times as Administrative Agent may reasonably request following the occurrence and during the continuation of an Event of Default, and promptly following such physical inventory shall supply Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to Administrative Agent concerning such physical count; (iii) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Administrative Agent, such consent not unreasonably withheld, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth in the Perfection Certificate or permitted herein to another such location and except for Inventory shipped from the manufacturer to a Borrower which is in transit to the locations set forth in the Perfection Certificate or permitted herein; and (iv) each of the Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution consistent with past practice and in accordance with applicable standards of any insurance and conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto).

ARTICLE III

Remedies

SECTION 3.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the

Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 3.02. Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Parent Borrower and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Administrative Agent to (and upon such instruction, the Administrative Agent shall) make test verifications of the Accounts in any manner and through any medium that the Administrative Agent reasonably considers advisable, and each Grantor shall furnish such assistance and information as such Agent may reasonably require in connection with such test verifications. Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) At the Administrative Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original invoices.

(c) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not, without prior consent from the Administrative Agent, grant any extension of the time of payment of any of the Accounts; compromise, compound or settle the same for less than the full amount thereof; release, wholly or partly, any Person liable for the payment thereof; or allow any credit or discount whatsoever thereon if the Administrative Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(d) Unless expressly prohibited by the licensor thereof or by any provision of applicable law, each Grantor hereby grants to the Administrative Agent a non-exclusive license to use, without charge:

(i) each Grantor’s computer programs, software, printouts and other computer materials, technical knowledge or processes, databases, materials and licenses thereto, and

(ii) each Grantor’s owned or licensed trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels fictitious names, registrations, copyrights, copyright applications, permits, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, in each case, solely to the extent necessary to administer the Accounts or any rights to the foregoing, in the advertising for sale, and selling any of the Collateral, or exercising any other remedies hereto. Each Grantor agrees that its rights under all licenses and franchise agreements shall inure to the Administrative Agent’s benefit. To the extent the grant of the aforesaid license described is prohibited by the licensor thereof, upon the occurrence of an Event of Default under Section 8.01(a) or 8.01(f) of the Credit Agreement, the applicable Grantor shall exercise commercially reasonable efforts to obtain the consent of such licensor to its grant to the Administrative Agent of such license solely to the extent necessary to administer the Accounts or any rights to the foregoing, in the advertising for sale, and selling any of the Collateral, or exercising any other remedies hereto. Notwithstanding the foregoing, nothing in this Section 3.02 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property (after giving effect to the Uniform Commercial Code or principles of equity). For the avoidance of doubt, the use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent only during the continuation of an Event of Default and only upon prior notice to the applicable Grantor.

(e) Each Grantor shall, at the reasonable request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, legend the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

SECTION 3.03. Application of Proceeds. (a) The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.03 of the Credit Agreement.

(b) The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(c) In making the determinations and allocations required by this Section 3.03, the Administrative Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 3.03 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Administrative Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

ARTICLE IV

Indemnity, Subrogation and Subordination

SECTION 4.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 4.03), each of the Borrowers agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, such Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 4.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event assets of any other Grantor shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrowers as provided in Section 4.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 5.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 4.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 4.01 and 4.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any of the Borrowers or any Grantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrowers as provided in Section 10.02 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each of the Borrowers agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee or agent of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 10 days of written demand therefor.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 10.07 of the Credit Agreement.

SECTION 5.05. Survival of Agreement. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 5.06. Counterparts; Effectiveness; Successors and Assigns; Several Agreement. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.08. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to any Grantor, any such notice being waived by each Grantor (on its own behalf and on behalf of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender and L/C Issuer agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Administrative Agent, each Lender and each L/C Issuer under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 5.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. (a) The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 5.12. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between a provision of the Intercreditor Agreement and this Agreement that relates solely to the rights or obligations of, or relationships between, the First Lien Secured Parties and the Second Lien Secured Parties (as each such term is defined in the Intercreditor Agreement), the provisions of the Intercreditor Agreement shall control.

SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations and any Liens arising therefrom shall be automatically released when all the outstanding Obligations (in each case other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management

Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Outstanding Amount of L/C Obligations has been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Grantor (other than Holdings and the Borrower) shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement; provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale to another Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.11 of the Credit Agreement, the security interest of such Grantor in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Administrative Agent.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the obligations of the Borrowers or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

SECTION 5.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of Parent Borrower that were not in existence, were not Restricted Subsidiaries or were Excluded Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Grantors upon becoming Restricted Subsidiaries or upon ceasing to be Excluded Subsidiaries by execution and delivery of a Security Agreement Supplement in the form of Exhibit I hereto by the Administrative Agent and such Restricted Subsidiary. Upon such execution and delivery, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of the Credit Agreement) and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrowers of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; (h) to make, settle and adjust claims in respect of Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

SECTION 5.16. General Authority of the Administrative Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 5.17. Reinstatement. Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LVB ACQUISITION, INC., as Holdings

By:	/s/ Daniel P. Florin
Name:	Daniel P. Florin
Title:	Senior Vice President and Chief Financial Officer

BIOMET, INC., as the Parent Borrower,

By:	/s/ Daniel P. Florin
Name:	Daniel P. Florin
Title:	Senior Vice President and Chief Financial Officer

EACH OF THE SUBSIDIARY BORROWERS LISTED ON ANNEX A HERETO,

By:	/s/ Daniel P. Florin
Name:	Daniel P. Florin
Title:	Senior Vice President and Chief Financial Officer

Signature Page for

Pledge and Security Agreement (ABL)

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Edgar Ezerins
Name:	Edgar Ezerins
Title:	SVP

Signature Page for

Pledge and Security Agreement (ABL)

Annex A

List of Subsidiary Borrowers

BIOLECTRON, INC.

BIOMET 3I, LLC

BIOMET BIOLOGICS, LLC

BIOMET EUROPE LTD.

BIOMET FAIR LAWN LLC

BIOMET INTERNATIONAL LTD.

BIOMET LEASING, INC.

BIOMET MANUFACTURING CORPORATION

BIOMET MICROFIXATION, LLC

BIOMET ORTHOPEDICS, LLC

BIOMET SPORTS MEDICINE, LLC

BIOMET U.S. RECONSTRUCTION, LLC

BIOMET TRAUMA, LLC

CROSS MEDICAL PRODUCTS, LLC

EBI HOLDINGS, LLC

EBI, LLC

EBI MEDICAL SYSTEMS, LLC

ELECTRO-BIOLOGY, LLC

BIOMET FLORIDA SERVICES, LLC

IMPLANT INNOVATIONS HOLDINGS, LLC

INTERPORE CROSS INTERNATIONAL, LLC

INTERPORE SPINE LTD.

KIRSCHNER MEDICAL CORPORATION,

Signature Page for

Pledge and Security Agreement (ABL)

EXHIBIT I TO THE

SECURITY AGREEMENT

SUPPLEMENT NO.             dated as of [    ], to the Pledge and Security Agreement dated as of November 14, 2012 among LVB ACQUISITION, INC. (“Holdings”), BIOMET, INC. (the “Parent Borrower”), certain Domestic Subsidiaries of Parent Borrower from time to time party thereto (the “Subsidiary Borrowers” and, together with the Parent Borrower, each a “Borrower” and collectively, the “Borrowers”) and BANK OF AMERICA, N.A., as collateral agent for the Secured Parties.

A. Reference is made to the Credit Agreement dated as of November 14, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Holdings, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services. Section 5.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Parent Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

EXHIBIT I-1

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office. Schedule I shall be incorporated into, and after the date hereof be deemed part of, the Perfection Certificate.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[Signatures on following page]

EXHIBIT I-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Jurisdiction of Formation:
Address Of Chief Executive Office:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT I-3

Exhibit II

FORM OF

PERFECTION CERTIFICATE

EXHIBIT II-1

1	EXHIBIT III TO THE
2	SECURITY AGREEMENT

3
4	COLLATERAL ACCESS AGREEMENT

5	THIS COLLATERAL ACCESS AGREEMENT (the “Agreement”) is made and entered
6	into as of , 20[ ] by and between , having an office at
7	(“Landlord”) and , having an
8	office at as administrative agent (in such capacity, “Administrative
9	Agent”) for the benefit of the Secured Parties (as hereinafter defined) under the Credit Agreement (as
10	hereinafter defined).

11	R E C I T A L S :

12	A. Landlord is the record title holder and owner of the real property described in
13	Schedule A attached hereto (the “Real Property”).

14	B. Landlord has leased all or a portion of the Real Property (the “Leased
15	Premises”) to [ ] (“Lessee” [or “Borrower”]) pursuant to a certain lease agreement or
16	agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated,
17	supplemented or otherwise modified from time to time, the “Lease”).

18	C. [Lessee,] [(“Borrower”),], a [ ] [ ] (“Parent”) and the
19	Administrative Agent, among others, are, in connection with the execution and delivery of this
20	Agreement, entering into a credit agreement, dated as of November 14, 2012, (as amended, amended and
21	restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized
22	terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit
23	Agreement), pursuant to which the Lenders have agreed to make certain loans to Borrower (collectively,
24	the “Loans”).

25	D. As security for the payment and performance of Lessee’s Obligations under the
26	Credit Agreement and the other Loan Documents, Administrative Agent (for its benefit and the benefit of
27	the Secured Parties) has or will acquire a security interest in and lien upon all of Lessee’s inventory and
28	accounts (together with proceeds of, the foregoing, collectively, the “Personal Property”).

29	E. Administrative Agent has requested that Landlord execute this Agreement as a
30	condition precedent to the making of the Loans under the Credit Agreement.

31	A G R E E M E N T :

32	NOW, THEREFORE, for and in consideration of the premises and other good and
33	valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby
34	represents, warrants and agrees in favor of Administrative Agent, as follows:

35	1. Landlord certifies that (i) Landlord is the landlord under the Lease described in
36	Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified
37	or supplemented except as set forth in Schedule B hereto and (iii) Landlord has sent no notice of default
38	to Lessee under the Lease respecting a default which has not been cured by Lessee.

EXHIBIT III-1

39	2. Landlord agrees that the Personal Property is and will remain personal property
40	and not fixtures even though it may be affixed to or placed on the Leased Premises. Landlord further
41	agrees that Administrative Agent has the right to remove the Personal Property from the Leased Premises
42	at any time in accordance with the terms of the Loan Documents; provided that Administrative Agent
43	shall repair any damage arising from such removal. Landlord further agrees that it will not hinder
44	Administrative Agent’s actions in removing Personal Property from the Leased Premises or
45	Administrative Agent’s actions in otherwise enforcing its security interest in the Personal Property.
46	Administrative Agent shall not be liable for any diminution in value of the Leased Premises caused by the
47	absence of Personal Property actually removed or by the need to replace the Personal Property after such
48	removal. Landlord acknowledges that Administrative Agent shall have no obligation to remove the
49	Personal Property from the Leased Premises.

50	3. Landlord acknowledges and agrees that Lessee’s granting of a security interest in
51	the Personal Property in favor of the Administrative Agent (for the benefit of the Secured Parties) shall
52	not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or
53	repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and
54	Landlord hereby expressly consents to the granting of such security interest and agrees that such security
55	interest shall be superior to any lien of the Landlord (statutory or otherwise) in the Personal Property.

56	4. The terms and provisions of this Agreement shall inure to the benefit of and be
57	binding upon the successors and assigns of Landlord (including, without limitation, any successor owner
58	of the Real Property) and Administrative Agent. Landlord will disclose the terms and conditions of this
59	Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises.

60	5. All notices to any party hereto under this Agreement shall be in writing and sent
61	to such party at its respective address set forth above (or at such other address as shall be designated by
62	such party in a written notice to the other party complying as to delivery with the terms of this Section 5)
63	by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

64	6. The provisions of this Agreement shall continue in effect until Landlord shall
65	have received Administrative Agent’s written certification that the Loans have been paid in full and all of
66	Borrower’s other Obligations under the Credit Agreement and the other Loan Documents have been
67	satisfied.

68	7. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS
69	AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE
70	STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS
71	PRINCIPLES THEREOF.

72	8. Landlord agrees to execute, acknowledge and deliver such further instruments as
73	Administrative Agent may request to allow for the proper recording of this Agreement (including, without
74	limitation, a revised landlord’s access agreement in form and substance sufficient for recording) or to
75	otherwise accomplish the purposes of this Agreement.

EXHIBIT III-2

76	IN WITNESS WHEREOF, Landlord and Administrative Agent have caused this
77	Agreement to be duly executed and delivered by their duly authorized officers as of the date first above
78	written.

79			,
80	as Landlord

81	By:
82		Name:
83		Title:

84			,
85	as Administrative Agent

86	By:
87		Name:
88		Title:
89

EXHIBIT III-3

90	Schedule A

91	Description of Real Property
92

EXHIBIT III-4

Schedule B

Description of Lease

Lessor	Lessee	Dated	Modification	Location/ Property Address

EXHIBIT III-1